                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                          TO CURRENT REPORT ON FORM 8-K
                                       ON
                                   FORM 8-K/A

                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): December 19, 1997

                              ROBBINS & MYERS, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                          0-288               31-0424220
(State or other jurisdiction of          (Commission          (IRS Employer
incorporation or organization)           File Number)        Identification No.)


  1400 Kettering Tower, Dayton, OH                                    45423
(Address of principal executive offices)                           (Zip code)

                                  937-222-2610
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

                                    STATEMENT

Robbins & Myers, Inc. (the "Company") filed with the Commission a Current Report on Form 8-K on January 5, 1998. At Item 7 of such Report the Company indicated that it would file audited historical financial statements of businesses acquired and pro-forma financial information on or before March 6, 1998. Set forth below is Item 7 of such Report restated to include the audited historical financial statements of businesses acquired and pro-forma financial information being filed with this amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a.) Financial Statements of Business Acquired.

               1.   Independent Auditors' Report.

               2. Consolidated Balance Sheet of Flow Control Equipment, Inc. and Subsidiary as of December 19, 1997.

               3. Consolidated Statement of Operations of Flow Control Equipment, Inc. and Subsidiary for the eleven month and nineteen day period ended December 19, 1997.

               4. Consolidated Statement of Stockholder's Equity of Flow Control Equipment, Inc., for the eleven month and nineteen day period ended December 19, 1997.

               5. Consolidated Statement of Cash Flows of Flow Control Equipment, Inc. for the eleven month and nineteen day period ended December 19, 1997.

               6.   Notes Consolidated Financial Statements.

          (b.) Pro-forma Financial Information.

               1. Pro-forma Condensed Consolidated Balance Sheet at November 30, 1997

               2. Pro-forma Condensed Consolidated Income Statement for the three month period ended November 30, 1997

               3. Pro-forma Condensed Consolidated Income Statement for the year ended August 31, 1997.

               4.   Notes to Pro-forma Condensed Consolidated Financial
                    Information

          (c.) See Index to Exhibits

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Flow Control Equipment, Inc.:


We have audited the accompanying consolidated balance sheet of Flow Control Equipment, Inc. and subsidiary (the Company) as of December 19, 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from January 1, 1997 through December 19, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 19, 1997, and the results of their operations and their cash flows for the period from January 1, 1997 through December 19, 1997, in conformity with generally accepted accounting principles.



                                                      /s/ KPMG Peat Marwick LLP

Houston, Texas
February 6, 1998

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                                December 19, 1997
                                 (in thousands)


                                     Assets
                                     ------

Current assets:
    Cash and cash equivalents                                          $  3,256
    Receivables, net                                                      9,352
    Inventories, net                                                      9,813
    Other current assets                                                     87
                                                                       --------

          Total current assets                                           22,508
                                                                       --------

Property, plant and equipment, net of accumulated
    depreciation                                                          7,342

Intangible assets, net                                                    1,958

Other noncurrent assets                                                      81
                                                                       --------

          Total assets                                                 $ 31,889
                                                                       ========

                      Liabilities and Stockholder's Equity
                      ------------------------------------

Accounts payable                                                       $  1,154

Accrued expenses                                                          4,637
                                                                       --------

          Total current liabilities                                       5,791

Deferred income taxes                                                       194

Stockholder's equity:
    Preferred stock, $0.10 par value. 10,000 shares authorized;
        no shares issued or outstanding;                                      --
    Common stock, $0.10 par value. 100,000 shares authorized;
        1,000 shares issued and outstanding                                   1
    Additional paid-in capital                                           19,369
    Retained earnings                                                     6,651
    Foreign currency translation adjustment                                (117)
                                                                       --------

          Total stockholder's equity                                     25,904

Commitments and contingencies
                                                                       --------

          Total liabilities and stockholder's equity                   $ 31,889
                                                                       ========

See accompanying notes to consolidated financial statements.

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

          For the period from January 1, 1997 through December 19, 1997
                                 (in thousands)

Revenue:
     Net sales                                                           $56,933
     Other income, net                                                       163
                                                                         -------

          Total revenue                                                   57,096
                                                                         -------

Costs and expenses:
     Costs and operating expenses                                         32,440
     Selling, general and administrative expenses                         11,515
     Depreciation and amortization                                         1,774
     Royalties                                                               331
     Interest                                                                287
     Research and development                                                 97
     Loss on sale of assets                                                   46
     Other expense                                                           127
                                                                         -------

          Total costs and expenses                                        46,617
                                                                         -------

          Income from operations                                          10,479

Income tax expense                                                         3,840
                                                                         -------

          Net income                                                     $ 6,639
                                                                         =======


See accompanying notes to consolidated financial statements.

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

          For the period from January 1, 1997 through December 19, 1997
                                 (in thousands)

                                                                                   Foreign
                                    Preferred  Common    Additional               exchange        Total
                                     stock     stock      paid-in     Retained   translation  stockholder's
                                     amount    amount     capital     earnings   adjustment      equity
                                     ------    ------     -------     --------   ----------      ------

January 1, 1997                   $       --         1       19,369      1,534            69         20,973

Dividends                                 --        --           --     (1,522)           --         (1,522)

Net income                                --        --           --      6,639            --          6,639

Foreign currency translation              --        --           --         --          (186)          (186)
                                    --------       ---       ------      -----          ----         ------
December 19, 1997                   $     --        1        19,369      6,651          (117)        25,904
                                    ========       ===       ======      =====          ====         ======


See accompanying notes to consolidated financial statements.

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

          For the period from January 1, 1997 through December 19, 1997
                                 (in thousands)

Cash flows from operating activities:
    Net income                                                          $ 6,639
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                    1,774
         Loss on sale of assets                                              46
         Deferred income taxes                                              (41)
         Changes in assets and liabilities:
            Increase in receivables                                      (1,642)
            Increase in inventories                                        (556)
            Decrease in other current assets                                124
            Decrease in accounts payable                                   (827)
            Increase in accrued expenses                                  2,290
            Decrease in intercompany payable                               (190)
            Other                                                             7
                                                                        -------

                     Net cash provided by operating activities            7,624
                                                                        -------

Cash flows from investing activities:
    Purchase of equipment                                                  (906)
    Proceeds from disposal of equipment                                     141
                                                                        -------

                     Net cash used in investing activities                 (765)
                                                                        -------

Cash flows from financing activities:
    Dividends                                                            (1,522)
    Repayment of notes payable to affiliates                             (3,978)
                                                                        -------

                     Net cash used in financing activities               (5,500)
                                                                        -------

Effect of exchange rate changes on cash and cash equivalents                (52)
                                                                        -------

                     Net increase in cash                                 1,307

Cash and cash equivalents at beginning of year                            1,949
                                                                        -------

Cash and cash equivalents at end of year                                $ 3,256
                                                                        =======

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                              $   359

    Cash paid during the year for income tax                              3,169
                                                                        =======



See accompanying notes to consolidated financial statements

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         For the period from January 1, 1997 through December 19, 1997


    (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL INFORMATION

         Flow Control Equipment, Inc. (FCE or the Company) is a wholly-owned subsidiary of J.M. Huber Corporation. Flow Control Equipment Ltd. (FCE Ltd.), the Company's Canadian operation, is a wholly-owned subsidiary of FCE.

         The Company is a manufacturer and distributor of products and services to the natural gas, oil field and industrial markets. The Company serves the North American market through two production facilities in Borger and Tomball, Texas, two facilities in Edmonton, Alberta, Canada and ten rod guide shops across the United States.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of FCE and FCE Ltd. for the period ended December 19, 1997. All significant intercompany accounts and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORIES

         The Company values its inventories at the lower of cost or market. Cost is determined using the weighted-average method, except for the Borger facility and rod guide shops, which uses a costing method that approximates the first-in-first-out (FIFO) method. The difference in methods is not significant.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The Company groups and evaluates property, plant and equipment based on the ability to identify separate cash flows therefrom. No impairment charges were recorded during the period from January 1, 1997 through December 19, 1997.


                                                                     (Continued)

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         OTHER NONCURRENT ASSETS

         The Company classifies spare parts as noncurrent inventory. These parts are carried on hand in the case of equipment failure or future projects which will require their use. This inventory is carried at cost and the specific identification method is used to capitalize or expense the part when used. Spare parts inventory is $64,000 as of December 19, 1997.

         INTANGIBLE ASSETS

         Intangible assets principally consist of the excess of the acquisition cost over the fair value of the net assets of a business acquired (goodwill). Goodwill is amortized on a straight-line basis over 15 years. Other intangible assets are amortized on a straight-line basis over their estimated useful lives. Accumulated amortization of intangible assets is $260,000 at December 19, 1997.

         INCOME TAXES

         The Company applies the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         FOREIGN CURRENCY TRANSLATION

         Assets and liabilities of FCE Ltd. are translated at current exchange rates, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are reflected in stockholder's equity.

    (2)  RECEIVABLES

         Receivables at December 19, 1997, consisted of the following (in thousands):

         Trade                                                           $ 9,328
         Goods and services tax                                              260
         Employee advances                                                    18
         Other                                                                37
                                                                         -------
                                                                           9,643
         Less allowance for doubtful accounts                               (291)
                                                                        -------
         Total                                                          $ 9,352
                                                                        =======


                                                                     (Continued)

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   (3)   INVENTORIES

         The components of inventory at December 19, 1997 consisted of the following (in thousands):

                  Raw materials                                        $ 3,303
                  Work in process                                           53
                  Finished goods                                         6,965
                  Less reserve for obsolescence                           (508)
                                                                       -------
                                   Total                               $ 9,813
                                                                       ======

    (4)  PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at December 19, 1997 consisted of the following (in thousands):

                  Land                                              $      128
                  Buildings                                              1,570
                  Machinery and equipment                               21,234
                  Construction in progress                                 416
                                                                     ---------
                                                                        23,348
                  Less accumulated depreciation                        (16,006)
                                                                     ---------
                                   Total                             $   7,342
                                                                     ==========

         Estimated useful lives for financial reporting purposes are as follows:

                                                                    Years
                  Buildings                                        20 - 33
                  Machinery and equipment                           3 - 20

    (5)  RETIREMENT AND PROFIT-SHARING PLANS

         The Company has a defined contribution retirement plan that qualifies under Section 401(k) of the Internal Revenue Code (401(k) Plan). The plan covers substantially all of the Company's employees. The 401(k) Plan cost is computed as a percentage of eligible employee compensation and contributions. Costs related to the 401(k) Plan were $392,000 for the period from January 1, 1997 through December 19, 1997.

         The Company has a defined contribution profit-sharing plan covering substantially all of the Company's employees. The cost of the defined contribution profit-sharing plan is allocated as a percentage of eligible employee base compensation. Costs related to the profit sharing plan were $1,022,000 for the period from January 1, 1997 through December 19, 1997.

                                                                     (Continued)

                   FLOW CONTROL EQUIPMENT, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    (6)  FEDERAL INCOME TAXES

         For the period January 1, 1997 to December 19, 1997, income tax expense (benefit) consisted of the following (in thousands):

                  U.S. taxes on income:
                      Current                                        $ 2,814
                      Deferred                                            (3)
                                                                     -------
                                                                       2,811
                                                                     -------
                  Canadian taxes on income:
                      Current                                          1,067
                      Deferred                                           (38)
                                                                     -------
                             Total taxes on income                     1,029
                                                                     -------
                                                                     $ 3,840
                                                                     =======

         Income tax expense attributable to income from operations differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income from operations for the period from January 1, 1997 through December 19, 1997, as a result of the following (in thousands):

                  Computed "expected" tax expense                    $ 3,563
                  Increase (reduction) in tax expense
                     resulting from:
                      State income tax                                   389
                      Other, net                                        (112)
                                                                     -------
                                                                     $ 3,840
                                                                     =======

         The tax effects of temporary differences that comprise the significant portions of the deferred tax liability of $194,000 at December 19, 1997 are related primarily to property, plant and equipment.

    (7)  TRANSACTIONS WITH AFFILIATES

        The Company purchases from and sells to affiliates of J. M. Huber Corporation. Transactions are at market prices. The following table summarizes the transactions between the Company and J. M. Huber Corporation affiliates for the period ended December 19, 1997 (in thousands):

                  Sales to:
                     Oil & Gas                                        $ 115
                     Engineered Minerals                                 24
                     Chemicals                                           17

         The Company was charged an administrative fee by J. M. Huber Corporation for such corporate functions as information services, management, logistics, legal, finance and human resources. These charges amounted to $939,000 during the period from January 1, 1997 through December 19, 1997. Also, during the same period, the Company earned interest income from affiliates amounting to $49,000 and incurred interest expense amounting to $111,000.
                                                                     (Continued)

    (8)  RENTAL COMMITMENTS

         The Company leases various equipment, office, and plant space under operating lease agreements expiring between 1998 and 2001. Minimum rental commitments under noncancelable operating leases with an initial or remaining term in excess of one year at December 19, 1997, are as follows (in thousands):

                            Year                               Amount
                            ----                               ------
                           1998                               $    542
                           1999                                    406
                           2000                                    119
                           2001                                     20
                                                               -------
                                   Total                       $ 1,087
                                                               =======

         Rental expenses were $569,000 during the period from January 1, 1997 through December 19, 1997.

    (9)  RELATED PARTIES

         FCE's Chief Executive Officer, Bruce MacRae, is affiliated with The Parthenon Group, which has two members on FCE's Board of Directors. The Parthenon Group receives an annual management fee paid by FCE and is eligible to receive, from J.M. Huber Corporation, a performance based fee if the Company meets certain objectives. Bruce MacRae will receive a share of this performance fee. The management fee included in the consolidated statement of operations amounted to $242,000 for the period from January 1, 1997 through December 19, 1997.

   (10)  GEOGRAPHIC SEGMENT DATA

         The Company has operations in the United States and Canada. The following table sets forth by geographic segment the revenue, income before taxes and net income for the period from January 1, 1997 through December 19, 1997, and the identifiable assets at December 19, 1997 (in thousands).

                                                            United
                                                            States     Canada     Eliminations     Total
                                                            ------     ------     ------------     -----
                  Net sales                                $ 46,818       15,343      (5,228)       56,933
                  Income before taxes                         7,535        2,983         (39)       10,479
                  Net income                                  4,724        1,954         (39)        6,639
                  Identifiable assets                        27,676        7,068      (2,855)       31,889
                                                           ========       ======      ======        ======

   (11)  CONTINGENCIES

         The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

   (12)  SALE OF COMPANY

         On December 19, 1997, the Company's parent entered into a definitive agreement to sell the Company to Robbins & Myers, Inc.

Pro-forma Condensed Consolidated Financial Statements (Unaudited)
Robbins & Myers, Inc. and Subsidiaries and Flow Control Equipment, Inc. and Subsidiary

The pro-forma financial information included herein reflects the pro-forma effects of Robbins & Myers, Inc.'s acquisition of Flow Control Equipment, Inc. and Subsidiary. The pro-forma condensed consolidated balance sheet for Robbins & Myers, Inc. is presented as if such transaction had occurred on November 30, 1997. The pro-forma condensed statements of consolidated operations for the year ended August 31, 1997 and for the three months ended November 30, 1997 for Robbins & Myers, Inc. and the Flow Control Equipment, Inc. are presented as if such transaction had occurred September 1, 1996. The pro-forma information is based on the historical financial statements of Robbins & Myers, Inc. and Flow Control Equipment, Inc. giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro-forma condensed consolidated financial statements.

The pro-forma statements have been prepared by Robbins & Myers, Inc. management based on the audited financial statements of Robbins & Myers, Inc. for the fiscal year ended August 31, 1997 audited by Ernst & Young LLP, the unaudited financial statements of Robbins & Myers, Inc. as of November 30, 1997 and the three months then ended, and the historical financial data of Flow Control Equipment, Inc. for the same periods.

These pro-forma statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. Additionally, the pro-forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transaction will be based on the final values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro-forma financial statements. The pro-forma financial statements should be read in conjunction with the audited financial statements and notes thereto of Flow Control Equipment, Inc. contained elsewhere herein and Robbins & Myers, Inc. contained in its Form 10-K for the year ended August 31, 1997 and Form 10-Q for the quarter ended November 30, 1997.

PRO-FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
Robbins & Myers, Inc. and Subsidiaries (Unaudited)
Flow Control Equipment Inc. and Subsidiary (Unaudited)
November 30, 1997
(in thousands)

                                                              Flow
                                                            Control
                                           Robbins &       Equipment       Pro-Forma
                                          Myers, Inc.           Inc.     Adjustments           Pro-Forma
                                           ----------      ---------     -----------           ---------
ASSETS
Current Assets
  Cash and cash equivalents                 $   6,583      $   3,256         (3,256)(a)        $   6,583
  Accounts receivable, less allowances         69,449          9,352           --                 78,801
  Inventories                                  49,688          9,813          1,250(b)           609,751
  Other current assets                          9,068             87            525(d)(f)          9,680
                                            ---------      ---------      ---------            ---------
     Total Current Assets                     134,788             87         (1,481)               9,680

Goodwill                                      124,505          1,958         67,175(c)           193,638
Other Intangible Assets                        19,604           --             --                 19,604
Other Assets                                    4,517             81            712(d)             5,310
Net Property, Plant and Equipment              93,737          7,342         15,277(b)           116,356
                                            ---------      ---------      ---------            ---------
                                            $ 377,151      $  31,889      $  81,683            $ 490,723
                                            =========      =========      =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable                          $  24,557      $   1,154           --              $  25,711
  Accrued expenses                             48,254          4,637          1,537(d)            54,428
  Current portion long-term debt                3,098           --             --                  3,098
                                            ---------      ---------      ---------            ---------
      Total Current Liabilities                75,909          4,791          1,537               83,237
Long-Term Debt - Less Current Portion         111,662           --          106,244(e)           217,906
Other Long-Term Liabilities                    54,283            194           (194)(f)           54,283
Shareholders' Equity
  Common Stock                                 31,280         19,370        (19,370)(g)           31,280
  Retained earnings                           101,371          6,651         (6,651)(g)          101,371
  Equity adj. for for. currency trans           2,975           (117)           117(g)             2,975
  Equity adj. to recognize min. pension
    liability                                    (329)          --             --                   (329)
                                            ---------      ---------      ---------            ---------
                                              135,297         25,904        (25,904)             135,297
                                            ---------      ---------      ---------            ---------
                                            $ 377,151      $  31,889      $  81,683            $ 490,723
                                            =========      =========      =========            =========




SEE NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

PRO-FORMA
CONDENSED CONSOLIDATED INCOME STATEMENT
Robbins & Myers, Inc. and Subsidiaries (Unaudited)
Flow Control Equipment Inc. and Subsidiary (Unaudited)
Year ended November 30, 1997
(in thousands, except per share data)

                                                 Flow
                                               Control
                                 Robbins &   Equipment   Pro-Forma
                                Myers, Inc.        Inc. Adjustments      Pro-Forma
                                ----------    --------- -----------      ---------

Net sales                         $104,158    $  14,994         --       $ 119,152
Cost of sales                       65,680        8,793         294 (h)     74,767
                                 ---------    ---------   ---------      ---------
Gross profit                        38,478        6,201        (294)        44,385

Operating expenses                  24,326        3,207         117 (i)     27,650
Other (income) expense                (472)          82         --            (390)
                                 ---------    ---------   ---------      ---------
Operating income                    14,624        2,912        (411)        17,125

Interest expense                     2,218          (12)      1,668 (j)      3,874
                                 ---------    ---------   ---------      ---------

Income before income taxes          12,406        2,924      (2,079)        13,251

Income taxes                         4,218        1,111        (790)(k)      4,539
                                 ---------    ---------   ---------      ---------

Net income                       $   8,188    $   1,813   ($  1,289)     $   8,712
                                 =========    =========   =========      =========

Income per share:
  Basic:                             $0.74                                    $0.79
                                 =========                               =========

  Diluted:                           $0.63                                    $0.67
                                 =========                               =========

Weighted average shares outstanding:
  Basic:                            10,996                                   10,966
                                 =========                               =========

  Diluted:                          13,960                                   13,660
                                 =========                               =========

SEE NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

PRO-FORMA
CONDENSED CONSOLIDATED INCOME STATEMENT
Robbins & Myers, Inc. and Subsidiaries (Audited)
Flow Control Equipment Inc. and Subsidiary (Unaudited)
Year ended August 31, 1997
(in thousands, except per share data)

                                                 Flow
                                               Control
                                 Robbins &   Equipment   Pro-Forma
                                Myers, Inc.        Inc. Adjustments    Pro-Forma
                                ----------    --------- -----------    ---------

Net sales                         $385,663    $  55,854         --     $ 441,517
Cost of sales                      246,882       35,845       1,175(h)   283,902
                                 ---------    ---------   ---------    ---------
Gross profit                       138,781       20,009      (1,175)     157,615

Operating expenses                  89,772       12,561         379(i)   102,712
Other (income) expense                (512)         653        --            141
                                 ---------    ---------   ---------    ---------
Operating income                    49,521        6,795      (1,554)      54,762

Interest expense                     6,437          283       6,342(j)    13,062
                                 ---------    ---------   ---------    ---------

Income before income taxes          43,084        6,512      (7,896)      41,700

Income taxes                        14,218        2,475      (3,001)(k)   13,692
                                 ---------    ---------   ---------    ---------

Net income                       $  28,866    $   4,037   ($  4,895)   $  28,008
                                 =========    =========   =========    =========

Income per share:
  Basic:                             $2.67                                  $2.59
                                 =========                             =========

  Diluted:                           $2.29                                  $2.22
                                 =========                             =========

Weighted average shares outstanding:
  Basic:                            10,806                                 10,806
                                 =========                             =========

  Diluted:                          13,663                                 13,663
                                 =========                             =========

SEE NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

Notes to Unaudited Pro-Forma Condensed Consolidated Financial Information ($ In thousands)

Pro-Forma Adjustments:

1. The following reflects the purchase price, historical book value, and adjustments to book value as if the acquisition of Flow Control Equipment, Inc. and Subsidiary ("FCE") had occurred on November 30, 1997:


Purchase price:
  Cash to J.M. Huber                                                        $108,500  (2)
  Cash on FCE's books                                                         (3,256)  (3)
  Costs to complete acquisition                                               $1,000
                                                                            --------
Net debt incurred                                                           $106,244
                                                                            ========
Net assets acquired:
  Estimated historical book value, excluding cash                            $22,648
  Write-up of inventory to fair value                                          1,250
  Write-up of property, plant and equipment to fair value                     15,277
  Record effect of deferred tax asset on purchase entry                          594
  Record accrued expenses for cost of the acquisition                          (700)
  Write-off of existing goodwill                                             (1,450)
                                                                            --------
  Adjusted book value                                                         37,619
  Excess purchase price allocated to goodwill                                 68,625
                                                                            --------
                                                                            $106,244
                                                                            ========


2. Funds were borrowed under the Company's Amended and Restated Credit Agreement ("Amended Credit Agreement"), dated November 25, 1997. The Amended Credit Agreement was filed as Exhibit 4 to this report.

3. Cash on FCE's book used to pay down bank borrowings immediately after the purchase.

Specific pro-forma adjustments are explained as follows:

     a. Cash on FCE's balance sheet at the date of purchase was used to pay down borrowings immediately after purchase.

     b.  Represents adjustments to reflect the estimated fair value.

     c. Represents the net effect of writing off goodwill which existed prior to the acquisition ($1,450) and recording the excess of the purchase price over the estimated fair value of assets acquired ($68,625). FCE has existing identified intangible assets of approximately $500 which remain with the Company.

     d. Reflects accrued expenses for costs related to the acquisition. As a result of the purchase transaction, a royalty agreement through the year 2002 the Company was party to was accelerated, the resulting transaction was to record an accrued expense of $837, an other current asset of $125, and an other asset of $712. The remaining $700 increase in accrued expenses relates to costs associated with the acquisition.

     e.  Represents the net debt incurred for the purchase of FCE.

     f. Reflects the deferred tax effect of the purchase entries. An asset of $400 recorded and the liability of $194 reversed.

     g.  Reflects the elimination of the original net asset value of FCE.

     h. Adjustments reflect the estimated increase in depreciation expense related to the write-up of property, plant and equipment.

                                           Year Ended      Quarter Ended
                                         Aug. 31, 1997     Nov. 30, 1997
                                        --------------     -------------
Additional depreciation expenses
     relating to PP&E write-up                 $1,175               $294
                                        =============      =============

     i. Adjustments reflect the estimated incremental amortization expense relating to the excess purchase price resulting from the acquisition (amortized over a 40 year life), elimination of corporate cost allocations in excess of actual services to be provided and management fees paid to outside consultants.

                                                     Year Ended      Quarter Ended
                                                   Aug. 31,1997      Nov. 30, 1997
                                                  -------------     --------------
Eliminate existing goodwill
     amortization expense                         $       (291)     $         (58)
New goodwill amortization                                 1,740               435
Eliminate corporate cost allocation
     and consulting fees                                (1,310)              (320)
Add in incremental estimated actual
     changes for in house legal and
     information services fees                              240                 60
                                                  -------------     --------------
                                                  $         379     $          117
                                                  =============     ==============

     j. The net borrowing of approximately 106 million for the acquisition was assumed to have occurred on September 1, 1996. The pro-forma adjustments to interest are based on a rate of 6.25% (estimated LIBOR base rate effective for the period). The existing interest relates to a payable to an affiliate which was eliminated in the acquisition.

                                                    Year Ended      Quarter Ended
                                                  Aug. 31,1997      Nov. 30, 1997
                                                  ------------      -------------
Eliminate existing net interest
(expense) income                                  $      (283)      $          12
New interest expense                                     6,623              1,656
                                                  ------------      -------------
                                                  $      6,342      $       1,668
                                                  ============      =============


     k. Reflects tax effect at estimated income tax rate of 38% of pro-forma adjustments.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     ROBBINS & MYERS, INC.

Date:  March 5, 1998                 By: /s/ Kevin J. Brown
       -------------                    -------------------
                                        Kevin J. Brown, Corporate Controller
                                        and Chief Accounting Officer

                                INDEX TO EXHIBITS

23.        CONSENT OF EXPERTS AND COUNSEL:

       23.1       Consent of KPMG Peat Marwick LLP